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                                                                   EXHIBIT 23(I)

                               CONSENT OF COUNSEL

                           The Gabelli Value Fund Inc.

     We hereby consent to being named in the Statement of Additional Information included in Post-Effective Amendment No. 25 (the "Amendment") to the Registration Statement on Form N-1A (Securities Act File No. 33-30139, Investment Company Act File No. 811-05848) of The Gabelli Value Fund Inc. (the "Fund") under the caption "Counsel" and to the Fund's filing a copy of this Consent as an exhibit to the Amendment.


                                        /s/ Willkie Farr & Gallagher LLP
                                        ----------------------------------------
                                        Willkie Farr & Gallagher LLP

April 30, 2009

New York, New York